SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):March 16, 2004

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2555 Telegraph Rd		48302-0954
Bloomfield Hills, MI		(Including Zip Code)
(Address of Principal Executive Offices)

248-648-2500
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
Press Release Dated March 16, 2004

Item 5. Other Events

          On March 16, 2004, United Auto Group, Inc. issued a press release announcing the appointment of William J. Lovejoy to the Company’s Board of Directors to serve until the next annual meeting of the shareholders of the Company as more fully described in the press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.1     Press Release dated March 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 16, 2004	United Auto Group, Inc.

By: /s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr. Executive Vice President

EXHIBIT INDEX

Exhibit 99.1	Press Release dated March 16, 2004